EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                             LINDBERG CORPORATION


          LINDBERG CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. That an amendment to Article FOURTH of the certificate of incorporation of the Corporation has been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of Delaware, pursuant to which Article FOURTH shall read as follows:

               FOURTH.  The total number of shares of
          all classes of stock which the corporation shall have authority to issue is 12,000,000, of which all shall be shares of common stock, $2.50 par value.

          2. That the capital of the Corporation will not be reduced under or by reason of the foregoing amendment.

          IN WITNESS WHEREOF, LINDBERG CORPORATION has caused this certificate to be signed by its president this 27th day of April, 1979.


                                            LINDBERG CORPORATION


                                            By     /s/ G. H. Bodeen
                                              -------------------------------
                                                       G. H. Bodeen
                                                         President


ATTEST:


   /s/ F. J. Waldeck
- - - - ----------------------------
       F. J. Waldeck
         Secretary